Exhibit 99.1

Century Aluminum Reports Electrical Equipment Failure Affecting One Potline at Grundartangi, Iceland Smelter

CHICAGO, October 21, 2025 (GLOBE NEWSWIRE) -- Norðurál Grundartangi ehf, a wholly-owned subsidiary of Century Aluminum Company (NASDAQ:CENX), announced today that it was forced to temporarily stop production on one of its two potlines due to an electrical equipment failure at the Grundartangi, Iceland aluminum smelter. No injuries have occurred.

As a result, production at the smelter has been temporarily reduced by approximately two-thirds. Grundartangi’s other potline remains unaffected and in full production. An impact assessment and a timeline for obtaining replacement equipment and restoring full production is underway. The company will provide an update on its quarterly earnings conference call on November 6.

Century expects that losses arising from these events will be covered under its property and business interruption insurance policies. Century is working with affected customers and suppliers to minimize the impact to their respective businesses.

About Century Aluminum

Century Aluminum is an integrated producer of bauxite, alumina, and primary aluminum products. Century is the largest producer of primary aluminum in the United States, and operates production facilities in Iceland, the Netherlands and Jamaica. Visit www.centuryaluminum.com for more information.

Cautionary Statement

This press release and statements made by Century Aluminum Company management on the quarterly conference call contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to the "safe harbor" created by section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements are statements about future events and are based on our current expectations. These forward-looking statements may be identified by the words "believe," "expect," "hope," "target," "anticipate," "intend," "plan," "seek," "estimate," "potential," "project," "scheduled," "forecast" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," "might," or "may."

Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from future results expressed, projected, or implied by those forward-looking statements. Important factors that could cause actual results and events to differ from those described in such forward-looking statements can be found in the risk factors and forward-looking statements cautionary language contained in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and in other filings made with the Securities and Exchange Commission. Although we have attempted to identify those material factors that could cause actual results or events to differ from those described in such forward-looking statements, there may be other factors that could cause actual results or events to differ from those anticipated, estimated or intended. Many of these factors are beyond our ability to control or predict. Given these uncertainties, the reader is cautioned not to place undue reliance on our forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Contact
Ryan Crawford, investorrelations@centuryaluminum.com
312-696-3132

Media Contact
Tawn Earnest, Tawn.earnest@centuryaluminum.com
614-698-6351